Filed Pursuant to Rule 424(b)(5)

Registration No. 333-251429

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share(3)	$150,000,000	$16,365.00

(1)

Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r), in each case under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-251429.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)

Attached to and trading with each of the shares of common stock registered hereunder is a right (the “Right”) to purchase a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share on the terms and conditions set forth in the Company’s Tax Benefits Preservation Plan. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the shares of common stock, and will have no value, except as reflected in the market price of the shares of common stock to which they are attached. No additional registration fee is required.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 17, 2020)

$150,000,000

Triumph Group, Inc.

Common Stock

This prospectus supplement and the accompanying prospectus relate to the issuance and sale from time to time of shares of our common stock, par value $0.001 per share, through Citigroup Global Markets Inc. (the “manager”) having an aggregate gross sales price of up to $150,000,000. These sales, if any, will be made pursuant to the terms of the equity distribution agreement, dated February 4, 2021, between us and the manager (the “equity distribution agreement”).

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange (the “NYSE”), the existing trading market for our common stock. Subject to the terms and conditions of the equity distribution agreement, the manager will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf all of the shares designated by us. We may instruct the manager not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the manager as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to the manager as principal, we will enter into a separate terms agreement with the manager and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the NYSE under the trading symbol “TGI.” The last reported sale price of our common stock on the NYSE on February 3, 2021 was $13.43 per share.

We will pay the manager a commission of up to 2.75% of the gross sales price per share of our common stock sold through the manager under the equity distribution agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as those described in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other public filings.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Citigroup

The date of this prospectus supplement is February 4, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the shares offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If there is any inconsistency between information contained in or incorporated by reference into the base prospectus and information contained in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. We have not, and the manager has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the manager take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the manager is not, making an offer to sell these shares in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

When used in this prospectus supplement, the terms “we,” “us,” “our” or the “Company” mean Triumph Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also obtain additional information by visiting our website at www.triumphgroup.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020;

•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, September  30, 2020, filed with the SEC on November 5, 2020 and December  31, 2020, filed with the SEC on February 3, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 from our definitive proxy statement on  Schedule 14A, filed with the SEC on June 2, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on April 2, 2020,  April  14, 2020, June  12, 2020, July  21, 2020, August 5, 2020 (Film No.  201075076), August  6, 2020, August  18, 2020, October  5, 2020, November  18, 2020, December 17, 2020, and our Current Report on Form 8-K/A, filed with the SEC on December 23, 2020 which amended our Current Report on Form 8-K filed with the SEC on December  17, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 27, 1996.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference herein. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triumph Group, Inc.

899 Cassatt Road, Suite 210

Berwyn, PA 19312

(610) 251-1000

Attention: Jennifer H. Allen

Senior Vice President, General Counsel and Secretary

INDUSTRY AND MARKET DATA

In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in or incorporated by reference into this prospectus supplement is based on independent industry and trade publications or other publicly available information, or information published by original equipment manufacturers (“OEMs”), while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus supplement and the documents incorporated by reference herein, and the knowledge and experience of our management in the markets in which we operate. The estimates contained or incorporated by reference in this prospectus supplement have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data and the market share estimates set forth in or incorporated by reference into this prospectus supplement, and beliefs and estimates based thereon, may not be reliable. These estimates involve risks and uncertainties and are subject to change based on various factors, including those set forth under the sections entitled “Risk factors” and “Cautionary note regarding forward-looking statements” in this prospectus supplement and the documents incorporated by reference herein. COVID-19 has also had a material impact on the markets and sectors in which we compete, which could impact such estimates. Forecasts and other forward-looking information obtained from independent sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement and the documents incorporated by reference herein. Neither we nor the manager can guarantee the accuracy or completeness of the market and industry data or the market share estimates set forth in this prospectus supplement and you should not place undue reliance on such information when making your investment decision.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 relating to our future operations and prospects, including statements that are based on current projections and expectations about the markets in which we operate, and our beliefs concerning future performance and capital requirements based upon current available information. Such statements are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus supplement or the documents incorporated by reference herein, words like “may,” “might,” “will,” “expect,” “anticipate,” “shall,” “project,” “intend,” “estimate,” “goal,” “objective,” “plan,” “believe,” “potential,” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from our current expectations. For example, there can be no assurance that additional capital will not be required, and that such amounts may be material, or that additional capital, if required, will be available on reasonable terms, if at all, at such times and in such amounts as may be needed by us. In addition to these factors, among other factors that could cause actual results to differ materially are uncertainties relating to the integration of acquired businesses, general economic conditions affecting our business segments, the continued impact of the coronavirus pandemic (“COVID-19”), the severe disruptions to the economy, the financial markets and the markets in which we compete, dependence of certain of our businesses on certain key customers, the risk that we will not realize all of the anticipated benefits from acquisitions, competitive factors relating to the aerospace industry, uncertainties relating to our ability to execute on our restructuring plans, the integration of acquired businesses, divestitures of certain of our businesses, general economic conditions affecting our business, dependence of certain of our businesses on certain key customers as well as competitive factors relating to the aviation industry. Widespread health developments, including COVID-19, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations. For a more detailed discussion of these and other factors affecting us, see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020, filed with the SEC on August 5, 2020, September 30, 2020, filed with the SEC on November 5, 2020 and December 31, 2020, filed with the SEC on February 3, 2021 and in the other reports we file with the SEC. A prolonged impact of COVID-19 could also have the effect of heightening many of these risks.

You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement.

We do not intend to and we disclaim any duty or obligation to update or revise any industry information or forward-looking statement set forth in this prospectus supplement to reflect new information, future events, or otherwise, except as required under U.S. federal securities laws.

PROSPECTUS SUMMARY

The following summary highlights certain information about the Company and this offering contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you or that you should consider before investing in our common stock. Before making a decision to invest in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, and the information set forth under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Unless otherwise indicated or required by the context, the terms “Triumph,” the “Company,” “we,” “us,” and “our” refer to Triumph Group, Inc. and its consolidated subsidiaries. Unless otherwise noted, references to years are to our fiscal years, which end on March 31.

Our Company

General

We design, engineer, manufacture, repair, and overhaul a broad portfolio of aerospace and defense systems, components, and structures. We serve the global aviation industry, including original equipment manufacturers, or OEMs, and the full spectrum of military and commercial aircraft operators.

Products and services

We offer a variety of products and services to the aerospace industry through two operating segments: (i) Triumph Systems & Support, whose companies’ revenues are derived from the design, development, and support of proprietary components, subsystems and systems, production of complex assemblies using external designs, as well as the provision of full life cycle solutions for commercial, regional, and military aircraft; and (ii) Triumph Aerospace Structures, whose companies supply commercial, business, regional and military manufacturers with large metallic and composite structures and produce close-tolerance parts primarily to customer designs and model-based definition, including a wide range of aluminum, hard metal and composite structure capabilities.

Systems & Support’s capabilities include hydraulic, mechanical and electromechanical actuation, power and control; a complete suite of aerospace gearbox solutions, including engine accessory gearboxes and helicopter transmissions; active and passive heat exchange technology; fuel pumps, fuel metering units and Full Authority Digital Electronic Control fuel systems; hydromechanical and electromechanical primary and secondary flight controls; and a broad spectrum of surface treatment options.

Extensive product and service offerings include full post-delivery value chain services that simplify the maintenance, repair and overhaul (“MRO”) supply chain. Through its ground support equipment maintenance, component MRO and postproduction supply chain activities, Systems & Support is positioned to provide integrated planeside repair solutions globally. Capabilities include metallic and composite aircraft structures; nacelles; thrust reversers; interiors; auxiliary power units; and a wide variety of pneumatic, hydraulic, fuel and mechanical accessories. Companies in Systems & Support repair and overhaul various components for the aviation industry including:

Air cycle machines	Blades and vanes

APUs	Cabin panes, shades, light lenses and other components

Constant speed drives	Combustors

Engine and airframe accessories	Stators

Flight control surfaces	Transition ducts

Integrated drive generators	Sidewalls

Nacelles	Light assemblies

Remote sensors	Overhead bins

Thrust reversers	Fuel bladder cells

Aerospace Structures’ products include wings, wing boxes, fuselage panels, horizontal and vertical tails, and subassemblies such as floor grids. Aerospace Structures also has the capability to engineer detailed structural designs in metal and composites. Aerospace Structures capabilities also include advanced composite and interior structures, joining processes such as welding, autoclave bonding and conventional mechanical fasteners.

The products that companies within this group design, manufacture, build and repair include:

Aircraft wings	Flight control surfaces

Composite and metal bonding	Integrated testing and certification services

Engine nacelles	Stretch-formed leading edges and fuselage skins

Comprehensive processing services	Wing spars and stringers

Empennages	Composite ducts and floor panels

Business strategy

We look forward to continuing our transformation by further divesting non-core businesses, reducing contractual risks, optimizing operational performance, and improving our businesses’ margins and cash flow. We are also focused on growing our core businesses, particularly our Systems & Support business, by developing new specialized technologies, expanding capacity for high-demand products and services, enhancing and building on existing customer relationships, and displacing underperforming competitors.

Our Systems & Support business is built upon a strong foundation of engineering knowledge and intellectual property, on which we intend to rely and enhance to support its growth. We intend to expand our Systems & Support business by cultivating strategic partnerships and growing customer relationships using our best-in-class service model. We are engaged in strategic pricing initiative across Systems & Support leveraging intellectual property into improved margins. As our Aerospace Structures business continues its efforts to minimize risk and streamline its operations, we also plan to continue to use our engineering knowledge to develop technologies that support our customers’ complex needs.

We strive to serve as a valued partner to our customers, building on our history of strong quality and performance, broad customer relationships, and deep capabilities and experience.

Company information

We were incorporated in Delaware in 1993. Our principal executive office is located at 899 Cassatt Road, Suite 210, Berwyn, PA 19312 and our telephone number is (610) 251-1000. We maintain a website at www.triumphgroup.com. The information on our website is not incorporated by reference in this prospectus supplement, and you should not consider it a part of this prospectus supplement.

The Offering

Issuer	Triumph Group, Inc.

Common stock offered by us	Shares having an aggregate gross sales price of up to $150,000,000.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the heading “Risk Factors” on page S-4 of this prospectus supplement and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and any amendments thereto (which reports are incorporated by reference herein), our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

NYSE trading symbol	TGI

Transfer Agent	Computershare Trust Company, N.A.

Section 382 Limitation on Beneficial Ownership	Our board of directors adopted a Tax Benefits Preservation Plan (the “Rights Plan”) designed to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code. If you become a common stock holder pursuant to this offering, you will be subject to our Rights Plan.

See “Description of Capital Stock—Shareholder Rights Plan” in the accompanying prospectus.

For additional information regarding our common stock, see “Description of Capital Stock” in the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below in addition to those described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement before making a decision to invest in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Risks Relating to our Business

COVID-19 has negatively impacted our industry, customers, business and financial results, and the continued impact of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results and cash flows are uncertain.

The global outbreak of COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. government in March 2020 and has negatively affected the U.S. and global economy; disrupted global supply chains; resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place”; and created significant disruption to the financial markets. COVID-19 has resulted in the aerospace industry experiencing an unprecedented shock to demand for air travel which has created significant challenges for our customers, our business and the entire aerospace industry services sector. As such, COVID-19 has negatively impacted the demand for our products and services, and as a result, our results of operations and financial condition, including our net sales, operating and net loss and use of cash. The extent of the continued impact of the COVID-19 pandemic on our operational and financial performance, including our ability to execute our programs in the expected time frame, will depend on future developments, including the duration and spread of the pandemic and related actions taken by the U.S. government, state and local government officials, and international governments to prevent disease spread, all of which are uncertain and cannot be predicted. However, there is significant uncertainty with respect to when commercial air traffic will begin to recover and at what point capacity will return to pre-COVID-19 levels.

We expect COVID-19 to reduce demand for commercial aviation aftermarket due to the recent sharp decreases in flights, as well as reduce demand for commercial aviation production as OEMs have lowered their related delivery rate assumptions. The COVID-19-related reduction in OEM production rates will result in additional costs to produce and deliver our products, which may not be mitigated through our cost-reduction initiatives and could negatively impact earnings and cash flows, particularly with respect to our fixed-price contracts.

COVID-19 has had a significant impact on our use of cash and as a result, we have taken proactive measures to improve our liquidity. During the nine months ended December 31, 2020, we had a net cash outflow of $195.9 million from operating activities, a decrease of $235.2 million compared with a net cash inflow of $39.3 million for the nine months ended December 31, 2019. Cash flows from operations were unfavorably impacted by increased disbursements to our suppliers relative to the receipts from our customers, as we were unable to reduce volumes of our material purchases at the same rates that our sales declined from the impacts of COVID-19. These increased disbursements led to higher inventory and contract asset levels and lower accounts payable. In March 2020, in response to anticipated headwinds resulting from the impact of COVID-19 on the aerospace industry, including the impact on global air travel, we implemented certain cost-reduction actions to improve our financial health, align capacity with expected demand and ensure our long-term competitiveness. While we expect to generate significant cost savings from such initiatives, there can be no assurance that we will realize such savings in the anticipated amounts and time frame.

In accordance with the U.S. Department of Defense guidance issued in March 2020 designating the Defense Industrial Base as a critical infrastructure workforce, our U.S. production facilities have continued to operate in support of essential products and services required to meet national security commitments to the U.S. government and the U.S. military; however, facility closures or work slowdowns or temporary stoppages could occur. In addition, other countries have different practices and policies that can affect our international operations and the operations of our suppliers and customers. For example, we had a brief pause in operations located in Mexico in observance of local COVID-19 policies and additional closures could occur, and we are also seeing impacts from travel restrictions both within and outside the U.S. In some cases, facilities are not operating under full staffing as a result of the impact of COVID-19 on our customers, which could have a longer-term impact.

If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, absenteeism, government actions, facility closures, travel restrictions or other restrictions in connection with the COVID-19 pandemic, our operations will be impacted. We may be unable to perform fully on our contracts and our costs may increase as a result of the COVID-19 outbreak. These cost increases, including costs for employees whose jobs cannot be performed remotely, may not be fully recoverable under our contracts, particularly fixed-price contracts, or adequately covered by insurance. The impact of COVID-19 could worsen if there is an extended duration of any COVID-19 outbreak or a resurgence of COVID-19 infection in affected regions after they have begun to experience improvement. We have also incurred increased costs as part of the measures that we have taken to ensure the health and well-being of our employees.

The continued spread of COVID-19 has also led to disruption and volatility in the global capital markets, which depending on future developments could impact our capital resources and liquidity in the future. We are also monitoring the impacts of COVID-19 on the fair value of our assets. As described in Note 2 in our most recent Annual Report on Form 10-K, we recognized an impairment of goodwill within the Systems & Support reportable segment that was largely due to the impact of COVID-19 on global capital markets as well as certain of the MRO operations within that segment. We also recognized a $252.4 million impairment charge of the legacy Aerospace Structures long-lived assets and $32.7 million of restructuring costs and facility exits associated with reductions in force during the nine months ended December 31, 2020. We cannot assure you that we will not experience future changes in expectations for sales, earnings and cash flows related to intangible assets and goodwill below our current projections, which could result in additional impairment changes.

To the extent the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risk factors described in the section entitled “Risk factors” in this prospectus supplements, our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2020 and December 31, 2020, such as those relating to our level of indebtedness, results of operations and cash flows.

We may not be successful in achieving expected operating efficiencies and sustaining or improving operating expense reductions or realizing the goals of our divestiture strategy, and we may experience business disruptions associated with restructuring, facility consolidations, realignment, cost reduction and other strategic initiatives.

Over the past several years, we have implemented a number of restructuring, realignment and cost-reduction initiatives, including facility consolidations, organizational realignments and reductions in our workforce. Additionally, in April 2019, we announced a comprehensive review of our structures business as we continue to focus on our core systems and product support markets and capabilities. Since undertaking this review and portfolio optimization efforts, we have announced a series of divestitures, plant consolidations and program restructurings. We have completed a number of divestitures pursuant to this review, and we may enter into additional divestitures for various sites in our structures business. At any given time, we may be in discussions regarding one or more of such transactions. We cannot assure you if or when we will enter into or consummate any additional divestitures or the terms of such transactions.

While we have realized some efficiencies and benefits from these actions, we may not realize the benefits of these initiatives to the extent we anticipated. Further, such benefits may be realized later than expected, and the ongoing difficulties in implementing these measures may be greater than anticipated, which could cause us to incur additional costs, fail to improve our liquidity position or result in business disruptions. In addition, if these measures are not successful or sustainable, we may be compelled to undertake additional realignment, divestiture and cost reduction efforts, which could result in significant additional charges. Moreover, if our restructuring, divestiture and realignment efforts prove ineffective, our ability to achieve our other strategic and business plan goals may be adversely affected. The continued impact of COVID-19 could also make it more difficult to realize the benefits and synergies of our actions. We generally do not have the ability to pass on additional costs as a result of COVID-19 to our customers under fixed-price contracts.

Our substantial debt could adversely affect our financial condition and our ability to operate and grow our business.

The terms of our indentures governing our 5.250% Senior Notes due 2022 ($300 million aggregate principal amount outstanding as of December 31, 2020), 6.250% Senior Secured Notes due 2024 ($525 million aggregate principal amount outstanding as of December 31, 2020), 8.875% Senior Secured First Lien Notes due 2024 ($700 million aggregate principal amount outstanding as of December 31, 2020) and 7.750% Senior Notes due 2025 ($500 million aggregate principal amount outstanding as of December 31, 2020), collectively, our Senior Notes, and our Receivables Securitization Facility (as defined in our Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020), as well as the agreements governing our other indebtedness, impose significant operating and financial restrictions on the Company and our subsidiaries, which limit our ability to incur liens, sell assets and enter into certain transactions, among other things and could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities, and additional financing may not be available on terms acceptable to us. In particular, our indebtedness could have important consequences to you, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring that a portion of our cash flow from operations be used for the payment of interest on our debt, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the aerospace and defense industry; and

•	placing us at a competitive disadvantage to our competitors that have less indebtedness.

In addition, our debt documents require us to comply with various financial and other covenants set forth in the relevant agreements. As of the date hereof, we are in compliance with all of our debt covenants. We cannot assure you, however, that we will be able to maintain compliance with the covenants in the agreements governing our indebtedness in the future or, if we fail to do so, that we will be able to obtain waivers from the holders of such indebtedness or amend the covenants and other terms of the agreements governing such indebtedness on commercially reasonable terms, if at all. Failure to maintain compliance with these covenants may allow the holders of such indebtedness to require immediate repayment of the indebtedness owed to them and to terminate any unfunded commitments, which could have a material adverse effect on our operations.

We may periodically need to obtain additional financing in order to meet our debt obligations as they come due, to support our operations and/or to make acquisitions. We and our subsidiaries may be able to incur additional indebtedness in the future, including additional senior indebtedness and secured indebtedness. Our existing debt agreements do not, and the indenture governing the notes offered hereby will not, fully prohibit us or our subsidiaries from doing so. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they now face could intensify. If we are unable to generate sufficient cash flow, raise additional capital or otherwise obtain funds necessary to make required payments on our indebtedness, we would be in default. Our ability to meet our obligations will depend upon our future performance and our access to the capital markets, each of which will be subject to prevailing economic conditions, and to financial, business and other factors, including factors beyond our control.

Our access to the debt capital markets and the cost of borrowings are affected by a number of factors, including market conditions and the strength of our credit ratings and the impact of COVID-19 on our markets. If we cannot obtain adequate sources of credit on favorable terms, or at all, our business, operating results, and financial condition could be adversely affected. We may also seek transactions to extend the maturity of our debt, reduce leverage or obtain covenant flexibility. Such transactions could result in us raising additional secured debt or equity and there can be no assurance that we will be successful in these endeavors.

Our results of operations and liquidity are impacted by factors affecting the aerospace industry, and we may not be able to generate sufficient cash to service all of our indebtedness or be able to refinance such indebtedness on commercially reasonable terms.

Our ability to make payments on and to refinance or repay our debt and fund planned expenditures depends on our ability to generate cash flow in the future and raise additional capital, each of which are subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. Moreover, a substantial percentage of our gross profit and operating results derive from commercial aviation, and we are significantly dependent on sales to the commercial aerospace market, which has been cyclical in nature with significant downturns in the past.

We expect COVID-19 to reduce demand for commercial aviation aftermarket due to the recent sharp decreases in flights, as well as reduce demand for commercial aviation production as OEMs have lowered their related delivery rate assumptions. Any such impacts, including any changes in our estimates, could have a material adverse effect on our financial position, results of operations, and/or cash flows. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” in our Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020.

Unrelated to COVID-19, the Company also currently expects certain material cash outflows related to the completion of certain previously announced consolidation and shutdown costs with sunsetting programs and certain increased working capital outflows, both within our Aerospace Structures business.

As a result of these and other factors, we cannot assure you that our business will generate cash flow from operations, proceeds upon asset sales that we will be able to access the debt or equity capital markets or that future borrowings will be available to us under our Receivables Securitization Facility, in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. Our fiscal 2018 divestitures and fiscal 2019 divestitures contributed $93.6 million to an operating income decrease in fiscal 2019 compared with the prior fiscal year. The Nashville and G650 divestitures contributed approximately $4.5 million of operating income in the nine months ended December 31, 2019. We cannot assure you that we will be able to refinance our borrowing arrangements or any other outstanding debt on commercially reasonable terms or at all. Refinancing our borrowing arrangements could cause us to:

•	pay interest at a higher rate or increased fees; or

•	be subject to additional or more restrictive covenants than those required under our existing indentures.

Our inability to generate sufficient cash flow to service our debt or refinance our indebtedness on commercially reasonable terms or otherwise repay our indebtedness would have a material adverse effect on our business, results of operations and liquidity. We expect that we will need to engage in one or more additional transactions to refinance our 5.250% Senior Notes due 2022 which mature in June 2022. As part of such efforts, we may seek to issue our equity securities or securities convertible into our equity securities, or we may seek to incur new indebtedness.

We cannot assure you if or when we will be able to consummate any such transaction or the terms thereof. Further, we do not have a traditional revolving credit facility or senior credit facility. Accordingly, subject to limited ability to incur additional secured or unsecured indebtedness, we will be required to satisfy working capital needs through cash on our balance sheet, cash flows from operations, our accounts receivable securitization and sales of new equity securities, including convertible debt securities.

Risks Relating to this Offering

The trading price of our common stock has been volatile, and investors in our common stock may experience substantial losses.

The trading price of our common stock has been volatile and may become volatile again in the future. The trading price of our common stock will likely continue to fluctuate in response to a variety of factors, including:

•	the impact of the global COVID-19 pandemic;

•	any failure to meet the performance estimates of securities analysts;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•	changes in buy/sell recommendations by securities analysts;

•	fluctuations in our operating results;

•	substantial sales of our common stock;

•	general stock market conditions;

•	a global economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; or

•	other economic or external factors.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our shareholders.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital and improve our liquidity position, particularly in light of the COVID-19 outbreak and challenges to our industry, we may in the future offer additional shares of our common stock or other securities convertible into, exercisable or exchangeable for shares of our common stock (including convertible debt or convertible preferred stock) at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible into, exercisable or exchangeable for shares of common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Further, sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Additionally, we may engage in one or more acquisitions where we sell common stock to raise funds for such acquisition, or issue additional shares of common stock as part of the consideration.

Future offerings of debt securities, which would rank senior to our common stock upon liquidation, and future offerings of equity securities, may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

We may raise additional capital through the issuance of debt or equity securities (including preferred stock or convertible notes) from time to time. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

The common stock offered by us in an offering will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our ability to use our tax benefits could be substantially limited if we experience an “ownership change.”

We have generated significant net operating losses (“NOLs”) over a number of years. U.S. federal income tax law imposes limitations on the use of NOLs some of which may be triggered by changes in our stock ownership (as discussed below). Depending on when they arose, our NOLs may be subject to limitations that would cause them to expire before we can use them or prevent us from using them to fully offset our taxable income.

In addition, if we experience an “ownership change,” our NOL carryforwards and certain recognized built-in losses may be limited by Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an “ownership change” occurs if 5% shareholders of our stock increase their collective ownership of the aggregate amount of the outstanding shares of the Company by more than 50 percentage points over a three-year testing period. In the event of an ownership change, NOLs that exceed the Section 382 limitation in any year will continue to be allowed as carryforwards for the remainder of their carryforward period (which, for NOLs arising in taxable years beginning after December 31, 2017, is indefinite) and will be available to offset taxable income for years within that carryforward period, subject to the Section 382 limitation in each year and, if applicable, the limitation described above. However, if the carryforward period for any NOL were to expire before that loss had been fully utilized, the unused portion of that loss would be lost. In addition, the Internal Revenue Service (the “IRS”) recently issued proposed regulations that address the calculation of built-in gains and losses under Section 382. If finalized, these new regulations may significantly limit our annual use of pre-ownership change NOLs in the event an ownership change occurs after the new rules are in place. Our use of new NOLs arising after the date of an ownership change would not be affected by the Section 382 limitation (unless there were another ownership change after those new losses arose).

We have a Rights Plan designed to protect against the occurrence of an ownership change. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock without the approval of our board of directors. The Rights Plan, however, does not protect against all transactions that could cause an ownership change, such as public issuances and repurchases of shares of common stock and the conversion of certain notes into our common stock. The Rights Plan may not be successful in preventing an ownership change within the meaning of Section 382, and we may lose all or most of the anticipated tax benefits associated with our prior losses.

Based on our knowledge of our stock ownership, we do not believe that an ownership change has occurred since our losses were generated. Accordingly, we believe that at the current time there is no annual limitation imposed by Section 382 on our use of our NOLs to reduce future taxable income. The determination of whether an ownership change has occurred or will occur is complicated and depends on changes in percentage stock ownership among shareholders. Other than the Rights Plan, there are currently no restrictions on the transfer of our stock that would discourage or prevent transactions that could cause an ownership change, although we may adopt such restrictions in the future. As discussed above, the Rights Plan is intended to discourage transactions that could cause an ownership change. In addition, we have not obtained, and currently do not plan to obtain, a ruling from the IRS regarding our conclusion as to whether our losses are subject to any such limitations. Furthermore, we may decide in the future that it is necessary or in our interest to take certain actions that could result in an ownership change. Therefore, no assurance can be provided as to whether an ownership change has occurred or will occur in the future.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include redeeming, retiring or repurchasing a portion of our outstanding indebtedness.

The manager and/or its affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering to repay indebtedness held by the manager or any of its affiliates, the manager and its affiliates will receive proceeds from this offering through the repayment of those indebtedness.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to this offering and held by such non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Code. This summary is based on the Code, applicable U.S. Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all the U.S. federal income tax considerations that may be relevant to a particular non-U.S. Holder subject to special rules, including, without limitation:

•	a financial institution;

•	an insurance company;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a qualified foreign pension fund;

•	a tax-exempt entity or governmental organization;

•	a U.S. expatriate or former long-term resident of the United States;

•	a pass-through entity or an investor in such an entity;

•	a dealer or broker in securities or foreign currencies;

•	a trader in securities who elects to apply a mark-to-market method of accounting;

•	a stockholder who holds shares of our common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; and

•	a stockholder who acquired his or her shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of that partnership. A partner in a partnership that holds shares of our common stock should consult its tax advisor.

Additionally, this discussion does not include any information with respect to U.S. federal estate, gift, and alternative minimum tax laws, the Medicare tax on certain net investment income, or any applicable state, local, or non-U.S. tax laws.

For purposes of this summary, a “non-U.S. Holder” refers to a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (x) that is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or (v) a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors as to the specific U.S. federal income tax considerations applicable to them in light of their particular circumstances, as well as the applicability and effect of any other U.S. federal tax laws and any U.S. state, local, and non-U.S. income or other tax laws, and of any changes in those laws.

Dividends and Distributions on Shares of our Common Stock

If we make distributions of cash or property on our common stock (other than certain pro rata distributions of our common stock), any such distribution will constitute a dividend for U.S. federal income tax purposes to the extent of Triumph Group, Inc.’s current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing a non-U.S. Holder’s basis in its shares of our common stock and, to the extent it exceeds such basis, as gain from the disposition of shares of our common stock, which would generally be treated as described under “—Sale or Other Disposition of Shares of our Common Stock” below.

Subject to the discussion below on effectively connected income, dividends with respect to shares of our common stock will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless a non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). A non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

Dividends paid to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment maintained by such non-U.S. Holder) will generally not be subject to U.S. withholding tax if such non-U.S. Holder complies with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. persons. A non-U.S. Holder that is a corporation may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to effectively connected income, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Disposition of Shares of our Common Stock

Any gain realized on the sale or other taxable disposition of shares of our common stock by a non-U.S. Holder will generally not be subject to U.S. federal income tax unless:

•

such gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by such non-U.S. Holder);

•	such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•

shares of our common stock constitute a U.S. real property interest by reason of Triumph Group, Inc.’s status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the same individual or corporate rates applicable to U.S. persons. A non-U.S. Holder that is a corporation also may be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. Holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain realized, which may be offset by certain U.S. source capital losses of the non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, Triumph Group, Inc. believes it is currently not, and does not anticipate becoming, a USRPHC. Even if Triumph Group, Inc. is or was to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, and such non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, withholding will generally be required in certain circumstances on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of our common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our common stock held by an investor that is a non-financial foreign entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the withholding agent that such entity does not have any “substantial United States owners” (as defined in the Code) or (ii) provides certain information regarding the entity’s “substantial United States owners,” which in turn will be required to be provided to the U.S. Department of the Treasury. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on their investment in shares of our common stock.

CERTAIN CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The following is a summary of certain considerations associated with the purchase and holding of the our common stock (including any interest therein) by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary should consider the fact that none of the issuer, the manager, an underwriter or the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase our common stock in connection with the initial offer and sale. Fiduciaries must determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition of our common stock, including any interest in our common stock, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is made in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”) that may apply to the acquisition and holding of our common stock (or interest therein). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering investing in our common stock (or any interest therein) in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to ensure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied, or that an exemption would apply to all transactions that might arise in connection with a Covered Plan’s investment in the common stock.

Plans such as government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before investing in our common stock.

Representation

Accordingly, by its acceptance of our common stock (including any interest in our common stock), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the common stock or interest therein constitutes assets of any Plan or (ii) the acquisition and holding of our common stock and any interest therein by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering an investment in our common stock (including any interest therein) on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required.

The sale of our common stock (including any interest in our common stock) to any Plan is in no respect a representation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is advisable or appropriate for Plans generally or any particular Plan. Purchasers of our common stock (including any interest in common stock) have the exclusive responsibility for ensuring that their investment complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this offering memorandum is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock (including any interest therein) should consult and rely on their own counsel and advisers as to whether an investment is suitable for the Plan.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., as manager, under which we are permitted to offer and sell shares of our common stock from time to time having an aggregate gross sales price of $150,000,000. Sales of our common stock under this prospectus supplement, if any, will be made at market prices in transactions that are deemed to be “at-the-market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE, the existing trading market for our common stock. The manager will not engage in any prohibited stabilizing transactions with respect to our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the manager as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to the manager as principal, we will enter into a separate terms agreement with the manager, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum number of shares of our common stock to be sold through the manager on a daily basis or otherwise as we and the manager agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the equity distribution agreement, the manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares of common stock. We may instruct the manager not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the manager, may suspend the offering of shares of our common stock at any time by notifying the other party in writing.

The manager will provide to us written confirmation following the close of trading on the NYSE each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross sales proceeds and the net proceeds to us. We will report at least quarterly the number of shares of common stock sold through the manager under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the manager in connection with the sales of our common stock.

We will pay the manager a commission of up to 2.75% of the gross sales price per share of our common stock sold through the manager as our agent under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the manager for certain specified expenses, including certain fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the manager under the terms of the equity distribution agreement, will be approximately $900,000.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales were made, or on some other date that is agreed upon by us and the manager in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the manager have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale of all common stock subject to the equity distribution agreement, (2) the termination of the equity distribution agreement by us or by the manager or (3) February 4, 2022.

The manager will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell on our behalf all shares of our common stock under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sale of shares of our common stock on our behalf, a manager may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the manager against certain liabilities, including civil liabilities under the Securities Act.

The manager and/or affiliates of the manager have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. The manager and/or its affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering to repay indebtedness held by the manager or any of its affiliates, the manager and its affiliates will receive proceeds from this offering through the repayment of those indebtedness. The manager and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the manager that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Notice to prospective investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the manager is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EEA

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the manager for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall result in a requirement for the Issuer or the manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the manager and the Issuer that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

UK

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Manager for any such offer; or

(c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for the Issuer or the manager to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Manager and the Issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

The Issuer, the manager and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the manager by Simpson Thacher & Bartlett LLP, New York, New York and Houston, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Form 8-K/A dated December 23, 2020, and the effectiveness of our internal control over financial reporting as of March 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and accompanying prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Triumph Group, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	guarantees of debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•	units, comprised of one or more securities in any combination.

This registration statement may also be used by one or more selling securityholders, including Vought Aircraft Industries, Inc., Master Defined Benefit Trust, which is the funding vehicle for the Vought Aircraft Industries, Inc. Hourly Retirement Plan, who we have previously contributed securities to.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. We will not receive any proceeds from the sale of our securities by any selling securityholder. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.

We or any selling securityholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TGI.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2020

i

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” or the “Company” mean Triumph Group, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus is part of a Registration Statement on Form S-3, or the Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, we or any selling securityholders that may be named in a prospectus supplement, if required, may sell from time to time the securities described in the prospectus in one or more offerings any combination of the securities described in this prospectus.

This prospectus only provides you with a general description of the securities we may offer. Each time we or any of the selling securityholders offer securities under this prospectus, we or the selling securityholders will provide a prospectus supplement, if required, that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor any selling securityholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and any applicable prospectus supplement, and any related free writing prospectus that we prepare, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date on the front cover of the documents containing the information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on June 2, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on August 5, 2020 and November 5, 2020.

•

our Current Reports on Form 8-K, filed with the SEC on April  2, 2020, April  14, 2020, June  12, 2020, July  21, 2020, August 5, 2020 (Film No.  201075076), August  6, 2020, August  18, 2020, October  5, 2020, November  18, 2020 and December 17, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 27, 1996, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triumph Group, Inc.

899 Cassatt Road, Suite 210

Berwyn, PA 19312

(610) 251-1000

Attention: Jennifer H. Allen

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our future operations and prospects, including statements that are based on current projections and expectations about the markets in which we operate, and our beliefs concerning future performance and capital requirements based upon current available information. Such statements are based on our beliefs as well as assumptions made by and information currently available to us. When used in this document or the documents incorporated by reference, words like “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “potential,” “plan,” “estimate,” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from our current expectations. For example, there can be no assurance that additional capital will not be required or that additional capital, if required, will be available on reasonable terms, if at all, at such times and in such amounts as may be needed by us. In addition to these factors, among other factors that could cause actual results to differ materially are uncertainties relating to the integration of acquired businesses, general economic conditions affecting our business segments, the continued impact of the coronavirus pandemic (COVID-19), the severe disruptions to the economy, the financial markets and the markets in which we complete, dependence of certain of our businesses on certain key customers, the risk that we will not realize all of the anticipated benefits from acquisitions as well as competitive factors relating to the aerospace industry as well as uncertainties relating to our ability to execute on our restructuring plans, the integration of acquired businesses, divestitures of parts of our business, general economic conditions affecting our business, dependence of certain of our businesses on certain key customers as well as competitive factors relating to the aviation industry. For a more detailed discussion of these and other factors affecting us, see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020 and in the other reports we file with the SEC. A prolonged impact of COVID-19 could also have the effect of heightening many of these risks.

THE COMPANY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus, as well as the other materials filed with the SEC that are considered to be part of this prospectus. For a more complete understanding of our company and before making any investment decision, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included and incorporated by reference herein.

General

We design, engineer, manufacture, repair, and overhaul a broad portfolio of aerospace and defense systems, components, and structures. We serve the global aviation industry, including original equipment manufacturers, or OEMs, and the full spectrum of military and commercial aircraft operators.

Products and Services

We offer a variety of products and services to the aerospace industry through two operating segments: (i) Triumph Systems & Support, whose companies’ revenues are derived from the design, development, and support of proprietary components, subsystems and systems, production of complex assemblies using external designs, as well as the provision of full life cycle solutions for commercial, regional, and military aircraft; and (ii) Triumph Aerospace Structures, whose companies supply commercial, business, regional and military manufacturers with large metallic and composite structures and produce close-tolerance parts primarily to customer designs and model-based definition, including a wide range of aluminum, hard metal and composite structure capabilities.

Systems & Support’s capabilities include hydraulic, mechanical and electromechanical actuation, power and control; a complete suite of aerospace gearbox solutions, including engine accessory gearboxes and helicopter transmissions; active and passive heat exchange technology; fuel pumps, fuel metering units and Full Authority Digital Electronic Control fuel systems; hydromechanical and electromechanical primary and secondary flight controls; and a broad spectrum of surface treatment options.

Extensive product and service offerings include full post-delivery value chain services that simplify the maintenance, repair and overhaul (“MRO”) supply chain. Through its ground support equipment maintenance, component MRO and postproduction supply chain activities, Systems & Support is positioned to provide integrated planeside repair solutions globally. Capabilities include metallic and composite aircraft structures; nacelles; thrust reversers; interiors; auxiliary power units; and a wide variety of pneumatic, hydraulic, fuel and mechanical accessories. Companies in Systems & Support repair and overhaul various components for the aviation industry including:

Air cycle machines	Blades and vanes

APUs	Cabin panes, shades, light lenses and other components

Constant speed drives	Combustors

Engine and airframe accessories	Stators

Flight control surfaces	Transition ducts

Integrated drive generators	Sidewalls

Nacelles	Light assemblies

Remote sensors	Overhead bins

Thrust reversers	Fuel bladder cells

Aerospace Structures’ products include wings, wing boxes, fuselage panels, horizontal and vertical tails, and subassemblies such as floor grids. Aerospace Structures also has the capability to engineer detailed structural designs in metal and composites. Aerospace Structures capabilities also include advanced composite and interior structures, joining processes such as welding, autoclave bonding and conventional mechanical fasteners.

The products that companies within this group design, manufacture, build and repair include:

Aircraft wings	Flight control surfaces

Composite and metal bonding	Integrated testing and certification services

Engine nacelles	Stretch-formed leading edges and fuselage skins

Comprehensive processing services	Wing spars and stringers

Empennages	Composite ducts and floor panels

Company Information

We were incorporated in Delaware in 1993. Our principal executive office is located at 899 Cassatt Road, Suite 210, Berwyn, PA 19312 and our telephone number is (610) 251-1000. We maintain a website at www.triumphgroup.com. The information on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement, and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. A prolonged impact of COVID-19 could further heighten many of these risk factors. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. We will not receive any of the proceeds from the sale of securities being offered by any selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, purchase contracts and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended (our “Amended and Restated Certificate of Incorporation”), and our by-laws, as amended (our “Amended and Restated By-laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Triumph,” the “Company”, “we,” “our” and “us” refer to Triumph Group, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 250,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of any class may be increased or decreased by an amendment to our Amended and Restated Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. As and when dividends are declared or paid thereon, holders of common stock are entitled to participate in such dividends ratably on a per share basis.

Common Stock

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

Holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes us to issue 250,000 shares of Preferred Stock, par value $0.01 per share. The Preferred Stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our board of directors. Our board of directors is authorized, subject to limitations prescribed by law and our Amended and Restated Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As of the date of this prospectus, no shares of our Preferred Stock were outstanding.

Anti-Takeover Effects of Provisions of the Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and Other Agreements

Our Amended and Restated By-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest.

Our Amended and Restated By-laws provide that special meetings of the stockholders, for any purpose or purposes may be called by the Chairman or the President and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of our board of directors, or at the request in writing in compliance with our Amended and Restated By-laws of stockholders of record owning at least 25% in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Our Amended and Restated By-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings or special meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 90 nor more than 120 days prior the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) or prior to the date of the special meeting (in the case of a special meeting). The notice must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

Shareholder Rights Plan

We have a shareholder rights plan, which we refer to as our Tax Benefits Preservation Plan (the “Rights Plan”). Under the Rights Plan, if any person or group acquires beneficial ownership of 5% or more of our then-outstanding voting stock, shareholders other than the 5% triggering shareholder will have the right to purchase a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a purchase price of $100.00 per share, subject to adjustment. The Rights Plan is intended to help protect certain Company tax attributes, such as current year net operating loss and the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers and other similar tax carryovers, as well as any loss or deduction attributable to a “net unrealized built- in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, of the Company or any of its subsidiaries (collectively, “Tax Benefits”) by deterring any person from becoming a 5% Shareholder (as defined in the Rights Plan).

Rights Certificates; Exercise Period

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Plan, the Rights will separate from the common stock and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) ten (10) business days following a public announcement that an Acquiring Person (as defined in the Rights Plan) has become a 5% Shareholder (the “Stock Acquisition Date”) and (ii) ten (10) business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the common stock certificates (or, in the case of book entry shares, by the notations in the book entry accounts) and will be transferred with and only with such common stock, (ii) new common stock certificates issued after the Record Date will contain a notation incorporating the Rights Plan by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificates. Pursuant to the Rights Plan, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series B Preferred Stock will be issued.

The definition of “Acquiring Person” contained in the Rights Plan contains several exemptions, including for (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iv) any person that becomes a 5% Shareholder as a result of a reduction in the number of shares of Company securities outstanding due to a repurchase of Company securities by the Company or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such person increases its ownership by more than one (1) percentage point over such person’s lowest percentage stock ownership on or after the consummation of the relevant transaction; (v) any person who, together with all affiliates and associates of such person, was a 5% Shareholder on the date of the Rights Plan (as disclosed in public filings with the SEC on the date of the Rights Plan), unless and until such person and its affiliates and associates increase their aggregate ownership by more than one (1) percentage point over their lowest percentage stock ownership on or after the date of the Rights Plan, provided that this clause (v) will not apply to any such person who has decreased its ownership below 5%; (vi) any person who, within ten (10) business days of being requested by the Company to do so, certifies to the Company that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Rights and who, together with all affiliates and associates, thereafter within ten (10) business days following such certification disposes of such number of shares of common stock so that it, together with all affiliates and associates, ceases to be an Acquiring Person; and (vii) any person that our board of directors has affirmatively determined in its sole discretion shall not be deemed an Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) 5:00 P.M., New York City time, on March 13, 2022 (ii) the time at which the Rights are redeemed or exchanged as provided in the Rights Plan, (iii) the time at which our board of directors determines that the Rights Plan is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) the close of business on the first day of a taxable year of the Company to which our board of directors determines that no Tax Benefits, once realized, as applicable, may be carried forward.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. After the Distribution Date, the Company generally would issue Rights with respect to shares of common stock issued upon the exercise of stock options or pursuant to awards under any employee plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company after the Rights Plan’s adoption (except as may otherwise be provided in the instruments governing such securities). In the case of other issuances of shares of common stock after the Distribution Date, the Company generally may, if deemed necessary or appropriate by our board of directors, issue Rights with respect to such shares of common stock.

Preferred Share Provisions

Each one one-thousandth of a share of Series B Preferred Stock, if issued:

•	will not be redeemable;

•	will entitle the holder thereof to quarterly dividend payments of $0.001 or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•

will, upon any liquidation of the Company, entitle the holder thereof to receive either $0.001 plus accrued and unpaid dividends and distributions to the date of payment or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	will, if shares of common stock are exchanged via merger, consolidation or a similar transaction, entitle holders thereof to a payment equal to the payment made on one share of common stock.

Flip-in Trigger

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person (unless the event causing such person or group to become an Acquiring Person is a transaction described under Flip-over Trigger, below), each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock is changed or exchanged, or (iii) more than fifty percent (50%) of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Exchange Feature

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments

The purchase price payable, and the number of Units of Series B Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series B Preferred Stock, (ii) if holders of the Series B Preferred Stock are granted certain rights or warrants to subscribe for common stock or Series B Preferred Stock or convertible securities at less than the current market price of the common stock or the Series B Preferred Stock, or (iii) upon the distribution to holders of the Series B Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series B Preferred Stock on the last trading day prior to the date of exercise.

Redemption Rights

At any time until ten (10) business days following the Stock Acquisition Date, the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock or other consideration deemed appropriate by our board of directors). Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment of Rights

Any of the provisions of the Rights Plan may be amended by our board of directors prior to the Distribution Date except that our board of directors may not extend the expiration of the Rights beyond 5:00 P.M. (New York City time) on March 13, 2022 unless such extension is approved by the stockholders of the Company prior to 5:00 P.M. (New York City time) on March 13, 2022. After the Distribution Date, the provisions of the Rights Plan may be amended by our board of directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Plan. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Plan which may be defective or inconsistent with any other provision therein.

Miscellaneous

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a shareholder of the Company, including the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

This summary description of the Rights and the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan.

Listing

Our common stock is listed on the NYSE under the symbol “TGI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities and any guarantees will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities and guarantees. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	the subsidiary guarantees of the debt securities and the terms thereof;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities and guarantees we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers;

•	in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”));

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling securityholders will identify the specific plan of distribution in a prospectus supplement, including:

•	the terms of the offering;

•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any delayed delivery obligations to take the securities;

•	the nature of the underwriters’ obligations to take the securities;

•	any securities exchange or market on which the securities may be listed; and

•	other facts material to the transaction.

Underwriters, dealers and agents

If we or the selling securityholders use underwriters in an offering, we or the selling securityholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we or the selling securityholders use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we or the selling securityholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we or the selling securityholders may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling securityholders will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or the selling securityholders in the ordinary course of business.

If so indicated in a prospectus supplement, we or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We or the selling securityholders may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct sales

We or the selling securityholders may sell securities directly to one or more purchasers without using underwriters or agents.

At-the-market offerings

We or the selling securityholders may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading markets and listing of securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which are listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting as of March 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$150,000,000

Triumph Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

February 4, 2021